As filed with the Securities and Exchange Commission on May 8, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WASHINGTON TRUST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Rhode Island	05-0404671
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
23 Broad Street
Westerly, Rhode Island 02891
(401) 348-1200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Washington Trust Bancorp, Inc.
2022 LONG TERM INCENTIVE PLAN
(Full title of the plan)

Edward O. Handy III
Chief Executive Officer
Washington Trust Bancorp, Inc.
23 Broad Street
Westerly, Rhode Island 02891
(401) 348-1200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Samantha M. Kirby, Esq.
Covington & Burling LLP
One International Place, Suite 1020
Boston, Massachusetts 02110
(617) 603-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (“Registration Statement”) is filed for the purposes of registering 500,000 additional shares of common stock, par value $0.0625 per share (“Common Stock”), of Washington Trust Bancorp, Inc. (the “Corporation”) that may be issued pursuant to equity awards granted under the Washington Trust Bancorp, Inc. 2022 Long-Term Incentive Plan, as amended (the “2022 Plan”). On April 28, 2026, pursuant to an amendment to the 2022 Plan approved by Washington Trust Bancorp, Inc.’s shareholders, the number of shares of Common Stock reserved and available for issuance under the 2022 Plan increased by 500,000. This Registration Statement registers these additional 500,000 shares of Common Stock (the “Additional Shares”). The Additional Shares are of the same class as the Common Stock registered on the registration statement of the Corporation filed on Form S-8 (SEC File No. 333-264484) (the “Earlier Registration Statement”), the contents of which are hereby incorporated by reference pursuant to General Instruction E, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Earlier Registration Statement are presented herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Items 1 and 2.

The documents containing the information for the 2022 Plan specified by Part I of this Registration Statement will be sent or given to the participants in the 2022 Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Corporation with the SEC are incorporated by reference in this Registration Statement, as of their respective dates:

(a)the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025 (as filed with the SEC on February 24, 2026);

(b)the Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 (as filed with the SEC on May 7, 2026);

(c)the Corporation’s Current Report[s] on Form 8-K filed with the SEC on February 18, 2026 and May 1, 2026; and

(d)the description of the Corporation’s Common Stock, par value $0.0625 per share, contained in the Corporation’s Registration Statement on Form S-3 filed with the SEC on September 8, 2023.

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item. 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 7-1.2-814 of the Rhode Island Business Corporation Act, as amended, provides that a corporation generally has the power to indemnify directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses, including attorneys’ fees, actually incurred in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which such director, officer, employee or agent may be a party by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation’s best interests, (ii) in all other cases, that his or her conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful, or (iv) he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

In accordance with Section 7-1.2-202 of the Rhode Island Business Corporation Act, Article Eleventh of the Corporation’s Restated Articles of Incorporation, as amended, provides that no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of such director’s duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 7-1.2-811 of the Rhode Island Business Corporation Act, which relates to liability for unauthorized acquisitions or redemptions of, or dividends or distributions on, capital stock, or (iv) for any transaction from which the director derived an improper personal benefit (unless such transaction is permitted by Section 7-1.2-807 of the Rhode Island Business Corporation Act, which relates to director conflicts of interest).

The Corporation’s By-laws provide for indemnification to the fullest extent permitted under the Rhode Island Business Corporation Act. Specifically, the Corporation’s By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified director shall be, and expenses incurred by an indemnified officer or employee may, at the discretion of the board of directors, be paid in advance of a final disposition of any proceeding; provided, however, that such person delivers a written affirmation that such person has met the standards of care required under such provisions to be entitled to indemnification.

Section 7-1.2-814(i) of the Rhode Island Business Corporation Act and Section 8.09 of the Corporation’s By-laws provide that the Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such persons in any such capacity. The Corporation has obtained insurance covering its directors and officers against losses and insuring the Corporation against certain of its obligations to indemnify its directors and officers.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

4.1
Restated Articles of Incorporation of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 3.a to Washington Trust Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000. (1)

4.2
Amendment to Restated Articles of Incorporation of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 3.b to Washington Trust Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. (1)

4.3
Amendment to Restated Articles of Incorporation of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to Washington Trust Bancorp Inc.’s Current Report on Form 8-K filed with the SEC on May 11, 2016). (1)

4.3
Amendment to Restated Articles of Incorporation of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to Washington Trust Bancorp Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021). (1)

4.4
Amended and Restated By-Laws of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 3.5 to Washington Trust Bancorp, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023). (1)

4.5
Form of Common Stock Certificate of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 4.5 to Washington Trust Bancorp, Inc.’s Registration Statement on Form S-3 (File No. 333-220978) filed on October 16, 2017). (1)

10.1
Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Washington Trust Bancorp, Inc.’s Registration Statement on Form S-8 (File No. 333-264484), filed with the SEC on April 26, 2022. (1)(2)

10.2
Amendment No. 1 to the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Washington Trust Bancorp’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026). (1)(2)

5.1	Opinion of Partridge Snow & Hahn LLP – Filed herewith.

23.1	Consent of Crowe LLP – Filed herewith.

23.2	Consent of Partridge Snow & Hahn LLP (contained in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page of this Registration Statement).

107	Filing Fee Table – Filed herewith.

(1)    Not filed herewith. In accordance with Rule 12b-32 promulgated pursuant to the Exchange Act, reference is made to the documents previously filed with the SEC, which are incorporated by reference herein.
(2)    Management contract or compensatory plan or arrangement.

Item 9. Undertakings.

1.             The undersigned Corporation hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included     in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Corporation pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.             The undersigned Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westerly, Rhode Island, on the 8th day of May, 2026.

WASHINGTON TRUST BANCORP, INC.

By:	/s/ Edward O. Handy III
Edward O. Handy III
Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Ronald S. Ohsberg
Ronald S. Ohsberg
Senior Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

By:	/s/ Maria N. Janes
Maria N. Janes
Executive Vice President and Controller (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Washington Trust Bancorp, Inc., hereby severally constitute Edward O. Handy III and Ronald S. Ohsberg, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments (including post-effective amendments) to said registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and generally to do all such things in our names and in our capacities as officers and directors to enable Washington Trust Bancorp, Inc.to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward O. Handy III
Edward O. Handy III	Chairman, Chief Executive Officer, and Director (Principal Executive Officer)	May 8, 2026
/s/ Ronald S. Ohsberg
Ronald S. Ohsberg	Senior Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 8, 2026
/s/ Maria N. Janes
Maria N. Janes	Executive Vice President and Controller (Principal Accounting Officer)	May 8, 2026
/s/ Robert A. DiMuccio
Robert A. DiMuccio	Director	May 8, 2026
/s/ Joseph P. Gencarella
Joseph P. Gencarella	Director	May 8, 2026
/s/ Mark K. W. Gim
Mark K. W. Gim	Director	May 8, 2026
/s/ Sandra Parrillo
Sandra Parrillo	Director	May 8, 2026
/s/ Debra M. Paul
Debra M. Paul	Director	May 8, 2026
/s/ John T. Ruggieri
John T. Ruggieri	Director	May 8, 2026
/s/ Edwin J. Santos
Edwin J. Santos	Director	May 8, 2026
/s/ Lisa M. Stanton
Lisa M. Stanton	Director	May 8, 2026
/s/ Angel Taveras
Angel Taveras	Director	May 8, 2026
/s/ Jeffrey M. Wilhelm
Jeffrey M. Wilhelm	Director	May 8, 2026